Consent of Independent Certified Public Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 3, 1997, which is incorporated by reference in The Sports Authority, Inc.'s Annual Report on Form 10-K for the fiscal year ended January 26, 1997. We also consent to the references to us under the headings "Experts" in such Prospectus.

/s/ PRICE WATERHOUSE LLP

Fort Lauderdale, Florida
February 26, 1998